Exhibit 99.1

Nexity Financial Announces Fourth Quarter Results

BIRMINGHAM, Ala.--(BUSINESS WIRE)--Nexity Financial Corporation (NASDAQ: NXTY) today reported fourth quarter net income of $1.17 million, or $0.14 per diluted share compared with $1.44 million, or $0.17 per diluted share for the third quarter of 2007. The decrease in earnings was primarily related to lower net interest income, a higher provision for loan losses, and increased noninterest expense. Noninterest income was up $547,294 or 58.2% from the third quarter primarily due to outstanding growth in our investment division.

Net income for the fourth quarter of $1.17 million, or $0.14 per diluted share was also lower than the $1.62 million, or $0.18 per diluted share for the same period in 2006. The decrease in earnings was primarily related to lower net interest income, a higher provision for loan losses, and increased noninterest expense.

Noninterest income was up $1.05 million or 238.2% from the same quarter last year primarily due to outstanding growth in our investment division. The increases in noninterest expense were primarily related to the costs associated with expansion of the investment division and start-up of our wealth management business during 2007. We also had a $297,500 nonrecurring charge related to the settlement of a lawsuit during the fourth quarter of 2007.

“Our expansion during 2007 in the investment division produced very strong improvements in the second half of 2007 as we expected. Our revenue from this division was $1.6 million during the second half of 2007 compared with $852,000 for the entire year in 2006.” said Greg Lee, Chairman and CEO of Nexity Financial Corporation. “The net interest margin continues to be a challenge in this declining rate environment but should see improvement as we implement alternate funding strategies and rates level off. Also, the lower rate environment should help to improve loan demand. We now have 332 community bank customers in 21 states and are committed to providing them superior products and services.”

Return on average assets and return on average equity were 0.50% and 6.85%, respectively, for the fourth quarter of 2007 compared with 0.61% and 8.84% during the third quarter in 2007 and 0.76% and 10.12% for the fourth quarter of 2006.

For the year ended December 31, 2007, operating income was $5.31 million or $0.61 per diluted share compared to $5.94 million or $0.66 per diluted share in 2006. Operating income, a non-GAAP financial measure, is net income less after tax non-recurring items and is more indicative of financial performance because it focuses on core earnings. The non-recurring items in each period presented are net gains (losses) realized on the sale of investment securities and the settlement of a lawsuit during the fourth quarter of 2007 totaling $297,500. For the year ended December 31, 2007, Nexity’s net income was $5.32 million or $0.62 per diluted share compared with $6.09 million, or $0.67 per diluted share in 2006.

Return on average assets and return on average equity were 0.59% and 8.03%, respectively, for the year ended December 31, 2007 compared with 0.75% and 9.78% in 2006.

Total assets grew to $947.2 million at December 31, 2007, up $56.2 million or 6.3% from the $891.0 million reported at December 31, 2006. Total loans were $644.9 million at December 31, 2007, up $38.9 million or 6.4% from the $606.0 million reported at December 31, 2006. Total deposits were $709.2 million at December 31, 2007, up $50.8 million or 7.7% from the $658.4 million reported at December 31, 2006.

Net interest income, the major component of Nexity’s income statement was $5.8 million for the fourth quarter of 2007 down 4.0% from the same period in 2006 and down 7.3% from the third quarter of 2007. The decreases were due to a lower net interest margin in 2007. The net interest margin was 2.54% during the fourth quarter of 2007 compared with 2.76% in the third quarter of 2007 and 2.87% for the same period in 2006. The net interest margin was lower in 2007 primarily due to the declining interest rate environment and a lower level of noninterest bearing sources of funds. Nexity’s interest rate risk position is asset sensitive in the shorter time horizons which means that it will reprice assets more quickly than liabilities when interest rates are changing. As interest rates have declined, loan rates have dropped more rapidly than deposit rates. As we are able to reprice maturing deposits, the net interest margin should begin to improve.

Average interest-earning assets increased 8.8% from last year and 2.4% annualized from the third quarter of 2007. Average earning assets were higher because of growth in loans outstanding. Average loans were up $63.0 million or 11.0% from last year. Average loans as a percentage of average earning assets improved from 69.2% during the fourth quarter of 2006 to 70.6% for the same period in 2007.

The provision for loan losses during the fourth quarter of 2007 was down $110,000 or 25.9% versus the same period in 2006. The provision for loan losses was lower primarily because of slower loan growth in 2007. Net charge-offs for the fourth quarter of 2007 were $323,313 or 0.20% of average loans on an annualized basis versus $23,007 or 0.01% for the third quarter of 2007 and $62,623 or 0.04% for the same period in 2006. The higher net charge-offs in the fourth quarter of 2007 were primarily related to a non-real estate related loan to one borrower.

Noninterest income for the fourth quarter of 2007 was $1,488,386, up $547,294 or 58.2% from the $941,092 reported for the third quarter of 2007 and up $1,048,301 or 238.2% from the $440,085 reported for the same period in 2006. Noninterest income was up significantly primarily because of an increase in income from the brokerage and investment services division. Income from this division reached an all-time high of $1,063,081 during the fourth quarter of 2007, which was up 393.9% from the same quarter last year and 92.8% from the third quarter of 2007. This was the second quarter in a row that our quarter-to-quarter growth was nearly 100%. Income from bank-owned life insurance, service charges on deposit accounts and other fee income associated with our clearing and cash management business with correspondent banks were also up substantially during the fourth quarter of 2007.

Noninterest expense for the fourth quarter of 2007 was $5.59 million, which was up $539,528 or 10.7% from the $5.05 million reported for the third quarter of 2007 and up $2,068,021 or 58.7% from the $3.52 million reported for the same period in 2006. During the fourth quarter of 2007, we had a $297,500 nonrecurring charge for the settlement of a lawsuit related to the discharge of two employees and a $161,888 write-down of other real estate owned. Without these two expenses, noninterest expense would have only increased 1.6% from the third quarter of 2007. Noninterest expense was higher in 2007 compared with 2006 primarily due to increases related to the start-up costs of the Midwest and Florida offices and the Wealth Management business and the above mentioned expenses.

The efficiency ratio was 73.03% for the fourth quarter of 2007, which was up from the 70.61% reported for the third quarter of 2007 and up from the 54.71% reported for the same period in 2006. The efficiency ratio was adversely affected by the overhead growth associated with the Midwest and Florida expansion and the start-up costs related to the Wealth Management business. Also, the decline in the net interest margin has had a significant negative effect on the efficiency ratio. Noninterest revenues have improved significantly during the second half of 2007 which has helped the efficiency ratio. We expect the efficiency ratio to improve during 2008 as the net interest margin begins to improve and we realize continued growth of our noninterest revenues from all correspondent services including the investment division and the Wealth Management business.

Credit quality continues to be a challenge in the current credit environment. Nonperforming loans were $9.6 million or 1.49% of total loans at December 31, 2007 compared with $3.2 million or 0.50% of total loans at September 30, 2007, and $513,920 or 0.08% of total loans at December 31, 2006. Nonperforming assets were $13.0 million or 1.37% of total assets at December 31, 2007 compared with $6.8 million or 0.71% of total assets at September 30, 2007, and $5.3 million or 0.59% of total assets at December 31, 2006. Nonperforming loans and assets were up from the third quarter of 2007 primarily due to the addition of two real estate loans totaling $6.1 million located in the Florida market. We believe we are well secured in each of these loans and anticipate any losses arising from the workout of these two credits to be at manageable levels.

Net charge-offs continue to be at a very favorable level. Net charge-offs were 0.07% of average loans for year ended December 31, 2007 compared with 0.12% for the same period in 2006. The allowance for loan losses was 1.24% of total loans at December 31, 2007 and 1.22% at December 31, 2006.

Nexity’s total risk-based capital, tier 1 risk-based capital, and leverage ratios at December 31, 2007 were 10.75%, 9.76%, and 8.37%, respectively, compared with 11.79%, 10.77%, and 9.26%, respectively, at December 31, 2006. On July 23, 2007, Nexity announced a stock repurchase program to acquire up to 800,000 shares, or approximately 9.9% of the total outstanding common shares. Nexity has repurchased 307,000 shares in this program since July 23, 2007. Nexity has repurchased a total of 957,000 shares or approximately 10.9% of total common shares outstanding since the beginning of last year under this program and similar programs.

Conference Call / Webcast Information

Nexity Financial Corporation will host a conference call on Friday, February 1, 2008 at 10:00 AM Eastern Daylight Time (EDT) to discuss the fourth quarter 2007 results. Additional material information, including forward-looking statements such as trends and projections, may be discussed during the presentation. To participate in the conference call or webcast, please follow the instructions listed below.

Webcast:

Live via the Internet and Windows Media Player http://www.nexitybank.com/ then to the Investor Relations section, to conference in via the web
Then click on "Fourth Quarter 2007 Earnings Release Conference Call." The Webcast access will be "listen only".

Webcast URL:	http://www.talkpoint.com/viewer/starthere.asp?Pres=120020

Live via teleconference. To call in, dial:

1-800-860-2442 (U.S. and Canada)
(412) 858-4600 (International)

About Nexity Financial Corporation

Nexity Financial Corporation is a $947 million commercial bank offering deposit products nationwide consisting of money markets, checking accounts and online access. Nexity generates the majority of its income through wholesale correspondent banking activities. Nexity is headquartered in Birmingham, Alabama. Customer Service Representatives can be reached at 1-877-738-6391. To learn more about Nexity Bank please visit www.nexitybank.com.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Nexity Financial Corporation notes that any statements in this press release and elsewhere that are not historical facts are “forward-looking statements.” The words “expect”, “anticipate”, “intend”, “consider”, “plan”, “believe”, “seek”, ”should”, “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements may constitute forward-looking statements. The forward-looking statements involve risks and uncertainties that may cause Nexity’s actual results of operations to differ materially from expected results. For a discussion of such risks and uncertainties, see Nexity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as well as its other filings with the U.S. Securities and Exchange Commission. Nexity assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

Nexity Financial Corporation
Financial Summary (Unaudited)

	Three Months Ended			Year Ended
	December 31,		Percent	December 31,		Percent
Income Statement Data	2007	2006	Change	2007	2006	Change

Interest income	$15,910,859	$15,228,125	4.5%	$64,291,369	$57,721,714	11.4%
Interest expense	10,153,904	9,233,327	10.0	39,893,088	32,607,945	22.3

Net interest income	5,756,955	5,994,798	(4.0)	24,398,281	25,113,769	(2.8)
Provision for loan losses	315,000	425,000	(25.9)	805,000	1,600,000	(49.7)

Net interest income after provision for loan losses	5,441,955	5,569,798	(2.3)	23,593,281	23,513,769	0.3
Net gains on sales of securities	292,051	(9,713)	3106.8	292,051	240,952	21.2
Noninterest income	1,488,386	440,085	238.2	3,639,052	1,664,546	118.6
Noninterest expense	5,588,526	3,520,505	58.7	19,975,998	15,839,163	26.1

Income before income taxes	1,633,866	2,479,665	(34.1)	7,548,386	9,580,104	(21.2)
Applicable income tax expense	461,127	865,283	(46.7)	2,230,591	3,485,543	(36.0)
Net income	$1,172,739	$1,614,382	(27.4)%	$5,317,795	$6,094,561	(12.7)%

Reconciliation of Non-GAAP measures to GAAP:
Net income	$1,172,739	$1,614,382	(27.4)%	$5,317,795	$6,094,561	(12.7)%
Non-recurring (income) expense (after-tax) (1)	(9,361)	6,041	0.0	(9,361)	(149,687)	(93.7)
Operating income	$1,163,378	$1,620,423	(28.2)%	$5,308,434	$5,944,874	(10.7)%

Net income per share - basic	$0.15	$0.19	(24.2)%	$0.65	$0.72	(9.9)%
Net income per share - diluted	$0.14	$0.18	(22.7)	$0.62	$0.67	(8.1)

Operating income per share - basic	$0.15	$0.19	(25.1)	$0.65	$0.70	(7.5)
Operating income per share - diluted	$0.14	$0.18	(23.6)	$0.61	$0.66	(6.9)

Weighted average shares outstanding - basic	8,014,473	8,363,513	(4.2)	8,201,749	8,496,457	(3.5)
Weighted average shares outstanding - diluted	8,357,538	8,898,251	(6.1)	8,637,860	9,046,809	(4.5)

Performance Ratios
(Annualized (a))
Return on average assets (a)	0.50%	0.76%	(34.5)%	0.59%	0.75%	(21.5)%
Return on average stockholders' equity (a)	6.85	10.12	(32.4)	8.03	9.78	(17.9)
Net yield on average interest-earning assets (tax equivalent) (a)	2.54	2.87	(11.4)	2.80	3.15	(11.3)
Efficiency ratio	73.03	54.71	33.5	70.19	59.15	18.7

Selected Average Balances
(In thousands)
Total assets	$934,727	$842,045	11.0%	$902,969	$808,778	11.6%
Interest-earning assets	901,016	828,045	8.8	872,989	797,289	9.5
Loans-net of unearned income	636,142	573,164	11.0	612,671	543,789	12.7
Investment securities	246,166	241,821	1.8	243,051	229,869	5.7
Deposits	711,489	642,990	10.7	681,573	617,448	10.4
Noninterest-bearing deposits	6,250	7,122	(12.2)	8,157	5,500	48.3
Interest-bearing deposits	705,239	635,868	10.9	673,416	611,948	10.0
Interest-bearing liabilities	849,056	760,763	11.6	817,459	731,882	11.7
Stockholders' equity	67,972	63,261	7.4	66,209	62,304	6.3

(1) Non-recurring (income) expense is gains and losses on sales of investment securities and legal settlement expense of $297,500 during the 4th quarter of 2007.

Nexity Financial Corporation
Financial Summary (Unaudited)

Selected Financial Data
at Period-End
(In thousands)	December 31,		Percent
	2007	2006	Change

Total assets	$947,213	$891,022	6.3%
Interest-earning assets	908,295	869,366	4.5
Loans-net of unearned income	644,864	605,953	6.4
Allowance for loan losses	7,969	7,412	7.5
Investment securities	244,824	241,531	1.4
Deposits	709,157	658,393	7.7
Stockholders' equity	66,531	65,171	2.1

Average loans to average deposits	89.89%	88.07%	2.1%
Total loans to interest-earning assets	71.00	69.70	1.9
Average stockholders' equity to average assets	7.33	7.70	(4.8)
Tier 1 capital to average assets (Leverage ratio)	8.37	9.25	(9.5)
Risk-based capital ratios:
Tier 1 capital	9.76	10.78	(9.4)
Total capital	10.75	11.80	(8.9)
Book value per common share	$8.55	$7.78	9.9
Tangible book value per common share	$8.43	$7.67	9.9
Total common shares outstanding	7,783,680	8,374,730	(7.1)

Credit Quality Data

Nonperforming assets	12,963,411	5,256,320	146.6%
Nonperforming loans	9,585,941	513,920	1765.3
Net charge-offs	423,468	654,911	(35.3)
Nonperforming assets to total assets	1.37%	0.59%	132.0
Annualized net charge-offs to average total loans (YTD)	0.07	0.12	(44.5)
Allowance for loan losses to total loans	1.24	1.22	1.0
Allowance for loan losses to nonperforming loans	83.13	1,442.21	(94.2)

NM - not meaningful

Nexity Financial Corporation
Financial Summary (Unaudited)

Consolidated Balance Sheets
(In thousands)	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06

ASSETS
Cash and due from banks	$9,841	$8,481	$7,404	$5,336	$5,591
Interest-bearing deposits in other banks	10,121	2,946	13,429	2,575	1,905
Federal funds sold	8,487	24,089	11,778	24,865	19,977
Investment securities available-for-sale, at fair value	244,824	246,507	228,535	242,874	239,533
Trading securities, at fair value	0	198	989	0	1,998

Loans, net of unearned income	644,864	645,800	629,008	584,965	605,953
Allowance for loan losses	(7,969)	(7,977)	(7,775)	(7,358)	(7,412)
Net loans	636,895	637,823	621,233	577,607	598,541

Premises and equipment, net	3,382	3,297	3,311	3,337	978
Deferred tax asset	4,037	3,944	5,656	3,677	3,932
Intangible assets	911	911	911	911	911
Other real estate owned	3,377	3,551	4,910	4,667	4,742
Bank owned life insurance	17,337	17,156	16,973	6,833	6,767
Other assets	8,001	8,128	8,166	8,333	6,147
Total assets	$947,213	$957,031	$923,295	$881,015	$891,022

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Demand Deposits	$4,813	$11,608	$8,607	$7,572	$6,677
NOW and money market accounts	276,402	256,137	255,178	216,022	240,369
Time deposits $100,000 and over	158,712	159,708	148,039	139,480	140,146
Other time and savings deposits	269,230	284,058	281,270	268,469	271,201
Total deposits	709,157	711,511	693,094	631,543	658,393

Federal funds purchased and securities sold under agreements to repurchase	16,930	35,256	34,986	50,000	35,000
Short-term borrowings	10,000	0	0	0	0
Long-term borrowings	121,400	120,000	110,000	110,000	110,000
Subordinated debentures	12,372	12,372	12,372	12,372	12,372
Accrued expenses and other liabilities	10,822	10,703	10,399	10,177	10,086
Total liabilities	880,681	889,842	860,851	814,092	825,851

Stockholders' Equity:
Preferred stock	0	0	0	0	0
Common stock	87	87	87	87	87
Surplus	62,339	62,298	62,258	62,222	62,188
Retained earnings	14,757	13,584	12,149	11,005	9,439
Accumulated other comprehensive loss	(839)	(1,130)	(4,678)	(1,437)	(1,983)
Less: Treasury stock	(9,812)	(7,650)	(7,372)	(4,954)	(4,560)
Total stockholders' equity	66,532	67,189	62,444	66,923	65,171
Total liabilities and stockholders' equity	$947,213	$957,031	$923,295	$881,015	$891,022

Nexity Financial Corporation
Financial Summary (Unaudited)

Income Statement Data	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06

Interest income	$15,910,859	$16,742,788	$16,265,929	$15,371,793	$15,228,125
Interest expense	10,153,904	10,533,553	9,934,285	9,271,346	9,233,327

Net interest income	5,756,955	6,209,235	6,331,644	6,100,447	5,994,798
Provision for loan losses	315,000	50,000	440,000	0	425,000

Net interest income after provision for loan losses	5,441,955	6,159,235	5,891,644	6,100,447	5,569,798
Net gains (losses) on sales of securities	292,051	0	0	0	(9,713)
Noninterest income	1,488,386	941,092	588,697	620,877	440,085
Noninterest expense	5,588,526	5,048,998	4,928,169	4,410,305	3,520,505

Income before income taxes	1,633,866	2,051,328	1,552,172	2,311,019	2,479,665
Applicable income tax expense	461,127	616,199	408,566	744,699	865,283
Net income	$1,172,739	$1,435,129	$1,143,606	$1,566,320	$1,614,382

Reconciliation of Non-GAAP measures to GAAP:
Net income	$1,172,739	$1,435,129	$1,143,606	$1,566,320	$1,614,382
Non-recurring (income) expense (after-tax) (1)	(9,361)	0	0	0	6,041
Operating income	$1,163,378	$1,435,129	$1,143,606	$1,566,320	$1,620,423

Net income per share - basic	$0.15	$0.18	$0.14	$0.19	$0.19
Net income per share - diluted	$0.14	$0.17	$0.13	$0.18	$0.18

Operating income per share - basic	$0.15	$0.18	$0.14	$0.19	$0.19
Operating income per share - diluted	$0.14	$0.17	$0.13	$0.18	$0.18

Weighted average shares outstanding - basic	8,014,473	8,115,669	8,307,779	8,373,973	8,363,513
Weighted average shares outstanding - diluted	8,357,538	8,513,723	8,799,494	8,887,879	8,898,251

Performance Ratios
(Annualized (a))
Return on average assets (a)	0.50%	0.61%	0.51%	0.75%	0.76%
Return on average stockholders' equity (a)	6.85	8.84	6.91	9.62	10.12
Net yield on average interest-earning assets (tax equivalent) (a)	2.54	2.76	2.95	2.97	2.87
Efficiency ratio	73.03	70.61	71.21	65.62	54.71

(1) Non-recurring (income) expense is gains and losses on sales of investment securities and legal settlement expense of $297,500 during the 4th quarter of 2007.

Nexity Financial Corporation
Financial Summary (Unaudited)

Summary of Capital and Capital Ratios	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06

Regulatory Capital (In thousands)
Tier 1 Capital	$78,460	$79,408	$78,200	$79,450	$78,243
Tier 2 Capital	7,969	7,977	7,775	7,358	7,412
Total risk-based capital	86,429	87,385	85,975	86,808	85,655
Total risk-weighted assets	803,777	797,300	786,896	710,990	725,613

Capital Ratios
Total risk-based capital	10.75%	10.96%	10.93%	12.21%	11.79%
Tier 1 risk-based capital	9.76	9.96	9.94	11.17	10.77
Leverage ratio	8.37	8.50	8.72	9.28	9.26

Book value per common share	$8.55	$8.31	$7.69	$8.02	$7.78
Tangible book value per common share	$8.43	$8.20	$7.58	$7.91	$7.67
Total common shares outstanding	7,783,680	8,086,680	8,120,680	8,340,680	8,374,730

Credit Quality Data
Nonperforming assets	$12,963,411	$6,786,310	$4,910,004	$5,230,229	$5,256,320
Nonperforming loans	9,585,941	3,234,910	0	562,829	513,920
Net charge-offs	323,313	23,007	23,231	53,917	62,623

Nonperforming loans to total loans	1.49%	0.50%	0.00%	0.10%	0.08%
Nonperforming assets to total assets	1.37	0.71	0.53	0.59	0.59
Annualized net charge-offs to average total loans (QTD)	0.20	0.01	0.02	0.04	0.04
Allowance for loan losses to total loans	1.24	1.24	1.24	1.26	1.22
Allowance for loan losses to nonperforming loans	83.13	246.59	NM	1,307.30	1,442.21

NM - not meaningful

Nexity Financial Corporation
Financial Summary (Unaudited)

Comparative Average Balance Sheets
- Yields and Costs	Three Months Ended
	12/31/07			09/30/07			6/30/07
	Average	Revenue/	Yield/	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:
Loans (1)	$636,141,637	$12,570,444	7.84%	$631,254,233	$13,441,971	8.45%	$600,404,019	$12,958,613	8.66%
Investment securities (2)
Taxable	242,832,254	3,055,520	4.99	240,934,188	2,998,839	4.94	241,272,975	3,015,548	5.01
Non Taxable (3)	3,333,670	52,685	6.27	2,651,838	41,755	6.25	0	0	0.00
Interest-bearing balances due from banks	7,604,652	108,377	5.65	7,703,039	111,867	5.76	8,177,955	132,678	6.51
Trading securities	825,068	6,545	3.15	1,332,373	5,895	1.76	1,110,207	32,927	11.90
Federal funds sold and securities purchased under agreements to resell	10,278,715	135,200	5.22	11,680,810	156,658	5.32	9,609,706	126,163	5.27
Total interest-earning assets	901,015,996	15,928,771	7.01%	895,556,481	16,756,985.00	7.42%	860,574,862	16,265,929	7.58%

Noninterest-earning assets:
Cash and due from banks	6,134,184			9,052,949			7,216,686
Premises and equipment	3,322,698			3,280,370			3,344,524
Other, less allowance for loan losses	24,253,831			21,783,319			21,733,792
Total noninterest-earning assets	33,710,713			34,116,638			32,295,002

TOTAL ASSETS	$934,726,709			$929,673,119			$892,869,864

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$4,073,639	11,989	1.17%	$3,656,848	11,194	1.21%	$3,648,428	11,028	1.21%
Savings	259,588	808	1.24	279,810	872	1.24	320,070	952	1.19
Money market	259,789,203	2,638,547	4.03	259,856,523	3,028,658	4.62	234,125,073	2,686,820	4.60
Time deposits	441,116,821	5,831,097	5.24	434,692,025	5,813,465	5.31	418,271,659	5,508,570	5.28
Total interest-bearing deposits	705,239,251	8,482,441	4.77	698,485,206	8,854,189	5.03	656,365,230	8,207,370	5.02
Federal funds purchased and securities sold under agreements to repurchase	11,245,069	128,278	4.53	15,523,477	209,574	5.36	28,429,229	365,067	5.15
Short-term debt	108,696	978	3.57	0	0	0.00	0	0	0.00
Long-term debt	120,091,304	1,286,209	4.25	116,521,739	1,208,808	4.12	110,000,000	1,103,783	4.02
Subordinated debentures	12,372,000	255,998	8.21	12,372,000	260,982	8.37	12,372,000	258,065	8.37
Total interest-bearing liabilities	849,056,320	10,153,904	4.74%	842,902,422	10,533,553	4.96%	807,166,459	9,934,285	4.94%

Noninterest-bearing liabilities:
Demand deposits	6,249,349			10,786,506			8,311,537
Other liabilities	11,449,378			11,550,231			10,996,625
Total noninterest-bearing liabilities	17,698,727			22,336,737			19,308,162
Stockholders' equity	67,971,662			64,433,960			66,395,243

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$934,726,709			$929,673,119			$892,869,864

Net interest income		$5,774,867			$6,223,431			$6,331,644

Interest income/earning assets			7.01%			7.42%			7.58%
Interest expense/earning assets			4.47			4.67			4.63

Net interest income/earning assets			2.54%			2.76%			2.95%

(1) Average loan balances are stated net of unearned income and include nonaccrual loans.
(2) The weighted average yields on securities are calculated on the basis of the yield to maturity based on the book cost of each security.
(3) Non-taxable income has been adjusted to a tax-equivalent basis using a federal tax rate of approximately 34%.

Nexity Financial Corporation
Financial Summary (Unaudited)

Comparative Average Balance Sheets
- Yields and Costs	Three Months Ended
	3/31/07			12/31/06
	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:
Loans (1)	$582,085,635	$12,247,043	8.53%	$573,163,985	$12,026,818	8.32%
Investment securities, taxable (2)	241,143,443	2,968,329	4.99	241,820,611	2,989,578	4.90
Interest-bearing balances due from banks	4,364,636	82,506	7.67	2,295,289	61,227	10.58
Trading securities	0	0	0.00	65,168	0	0.00
Federal funds sold and securities purchased under agreements to resell	5,326,968	73,915	5.63	10,699,948	150,502	5.58
Total interest-earning assets	832,920,682	15,371,793	7.48%	828,045,001	15,228,125	7.30%

Noninterest-earning assets:
Cash and due from banks	4,994,972			5,131,860
Premises and equipment	1,939,128			1,017,375
Other, less allowance for loan losses	12,660,510			7,851,012
Total noninterest-earning assets	19,594,610			14,000,247

TOTAL ASSETS	$852,515,292			$842,045,248

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$3,465,673	10,352	1.21%	$3,735,241	11,325	1.20%
Savings	313,474	952	1.23	299,702	933	1.24
Money market	218,937,543	2,450,202	4.54	219,424,787	2,494,149	4.51
Time deposits	409,784,371	5,288,694	5.23	412,408,300	5,321,373	5.12
Total interest-bearing deposits	632,501,061	7,750,200	4.97	635,868,030	7,827,780	4.88
Federal funds purchased and securities sold under agreements to repurchase	13,783,056	177,756	5.23	6,110,033	80,532	5.23
Short-term debt	0	0	0.00	0	0	0.00
Long-term debt	110,000,000	1,090,516	4.02	106,413,043	1,059,949	3.95
Subordinated debentures	12,372,000	252,874	8.29	12,372,000	265,066	8.50
Total interest-bearing liabilities	768,656,117	9,271,346	4.89%	760,763,106	9,233,327	4.82%

Noninterest-bearing liabilities:
Demand deposits	7,261,923			7,121,934
Other liabilities	10,562,862			10,899,458
Total noninterest-bearing liabilities	17,824,785			18,021,392
Stockholders' equity	66,034,390			63,260,750

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$852,515,292			$842,045,248

Net interest income		$6,100,447			$5,994,798

Interest income/earning assets			7.48%			7.30%
Interest expense/earning assets			4.51			4.42

Net interest income/earning assets			2.97%			2.87%

(1) Average loan balances are stated net of unearned income and include nonaccrual loans.
(2) The weighted average yields on securities are calculated on the basis of the yield to maturity based on the book value of each security.

CONTACT:
Nexity Financial Corporation
John J. Moran, EVP & CFO, 843-213-0999